                                 Exhibit 11.1

                              iOwn Holdings, Inc.
                       Computation of Per Share Earnings
                   (in thousands, except per share amounts)

                                                        July 11, 1996
                                                          (date of
                                                        incorporation)
                                                              to                  Years Ended               Nine Months Ended
                                                         December 31,             December 31,                 September 30,
                                                      ----------------  ------------------------------  ---------------------------
                                                             1996             1997           1998           1998            1999
Net Loss                                                      $  (48)        $(2,363)      $(16,015)      $ (9,392)       $(32,115)
Dividend accretion on preferred stock                              -             (70)        (1,326)          (636)         (3,101)
                                                              ------         -------       --------       --------        --------
Net Loss attributable to common shareholders                  $  (48)        $(2,433)      $(17,341)      $(10,028)       $(35,216)
                                                              ------         -------       --------       --------        --------

Weighted average number of common shares
  outstanding                                                    820           2,560          4,460          4,382           5,676
                                                              ------         -------       --------       --------        --------

Net loss per share attributable to common
  shareholders - basic and diluted                            $(0.06)        $ (0.95)      $  (3.89)      $  (2.29)       $  (6.20)
                                                              ------         -------       --------       --------        --------